Exhibit 21.1
EMS Corporate Structure EMS Technologies, Inc.

EMS Corporate Structure


EMS Technologies, Inc.
(a Georgia corporation)
Sky Connect LLC
(Maryland)
LXE Inc.
(Georgia)
990834 Ontario Inc.
(Canada)
LXE Australia Pty, LTD
(Australia)
LXE Belgium NV
(Belgium)
LXE France SARL
(France)
LXE Gmbh
(Germany)
LXE Italia SRL
(Italy)
LXE Netherlands BV
(Netherlands)
LXE Scandanavia AB
(Sweden)
Akerstroms Trux AB
(Sweden)
LXE Singapore
(Singapore)
LXE UK, LTD
(United Kingdom)
Akerstroms Trux Inc.
(Deleware)
EMS Technologies Canada, Ltd.
(Canada)
EMS Pacific Pty, LTD
(Australia)
DSpace Pty. Ltd.
(Australia)
EMS SATCOM UK, LTD
(United Kingdom)